Exhibit 23



        CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Forms S-3 No. 33-53671 and No. 333-02765 and Forms S-8 No. 2-92629, No. 2-97422, No. 33-21810, No. 33-36141, No. 33-49824,
No. 33-51890, No. 333-21877 and No. 333-70799) and in the related
Prospectuses, of our report dated February 13, 1998 with respect to the consolidated financial statements and schedule of ALZA Corporation for the year ended December 31, 1997 included herein.


                                                  Ernst & Young LLP


Palo Alto, California
February 11, 1999